Exhibit 99.1
Velodyne Lidar Announces Inaugural Public-Company Third Quarter 2020 Results

•Completed business combination with Graf Industrial Corp. on September 29, 2020 and started trading on Nasdaq
•Grew revenue 137% year over year to $32.1 million
•Signed six (6) multi-year agreements during the quarter and now count 24 total contracts
•Initiated commercial shipments of Velarrays – our next-generation, compact lidar product with best-in-class range and resolution
•Finished the quarter with $298 million of cash
•Continued to build upon #1 position in lidar as evidenced by our shipment of 47,500 sensors to date for cumulative revenue of over $650 million

SAN JOSE, CA – November 5, 2020 – Velodyne Lidar (NASDAQ: VLDR, VLDRW), the global leader in lidar technology, today announced financial results for its third quarter ended September 30, 2020.

Dr. Anand Gopalan commented, “We are pleased to present our third quarter results for the first time as a public company. And we are excited about the continued strength we see in the overall lidar markets. Despite the continued impacts of Covid-19, we see growing interest in lidar applications across multiple industries, as evidenced by our accelerating commercial success across all of our focused markets. In this environment, Velodyne continues to demonstrate its leadership as the only at-scale lidar player, through strong technical and business execution.”

Third Quarter 2020 Financial Highlights

•Revenue: Total revenue of $32.1 million represents a 137% increase year-over-year. Product revenue was $26.1 million in the quarter versus $11.7 million in Q3 2019, and License and Services revenue was $6.0 million up from $1.8 million in Q3 2019.
•Units and ASPs: We shipped 2,235 sensor units with a weighted average selling price (ASP) of approximately $5,600. We continue to build out our portfolio of sensor products at different price points that meet many industries’ needs, including those with lower-price application entry points.
•Agreements: Total active multi-year agreements increased to 24 during the quarter.
•Pipeline Strength: At the end of the quarter, we are tracking 175 pipeline projects across 25+ industries, representing a 34% increase over 131 projects at the end of 2019.
•Gross Profit: GAAP and non-GAAP gross profit totaled $15.0 million compared to a third quarter 2019 gross loss of $1.1 million. Previous public guidance reflected a third quarter benefit from a one-time $11 million stocking fee, which positively impacted gross profit.
•Net Loss and EPS: GAAP net loss was $5.3 million and non-GAAP net loss was $9.1 million. Accordingly, GAAP loss per share was $0.04 and non-GAAP loss per share was $0.06.

•Shares Outstanding: EPS for the third quarter is calculated using weighted average shares outstanding of 140.5 million. As of September 30, actual shares outstanding were 168.7 million.

•Liquidity: Cash of $298 million was on the balance sheet at the end of the third quarter.

A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.

Third Quarter 2020 Business Highlights

•Consummated business combination with Graf Industrial Corp and began trading on Nasdaq under the tickers VLDR (common stock) and VLDRW (public warrants) on September 30, 2020
•Awarded six new agreements with diverse applications among each of our three focused market segments – moving people, moving goods, security and smart cities
•Ongoing activities with our 300+ customers which include nearly all the leading global automotive manufacturers and technology companies
•Successfully defended patents with Hesai and RoboSense by entering into recurring global licensing payment agreements
•Announced a three-year sales agreement with Baidu for our Alpha Prime lidar sensors

Financial Outlook

Velodyne is pleased to reiterate the guidance shared in early September, as part of our business combination with Graf Industrial Corp.

•For the full year 2020, we expect total revenue of approximately $101 million, as previously forecasted.
•We expect the full year GAAP gross margin, including appriximately $7.5 million of stock-based compensation, in the range of 22.6% to 25.6% and the non-GAAP gross margin to be approximately 30% to 33%.
•For the full year, GAAP operating loss is expected to total between $208 million and $205 million. Non-GAAP operating loss is expected in the range of $67 million to $64 million for the full year of 2020. The primary difference between GAAP and Non-GAAP operating loss is the amortization of stock-based compensation equaling approximately $142 million. Stock-based compensation is calculated using the closing common share price for VLDR on October 30, 2020, which was $12.23. The charge for each employee equity incentive is based on the actual day that the incentives vest.
•Given our business combination, we estimate fourth quarter and fiscal year weighted average shares outstanding of approximately 175.4 million and 148.5 million, respectively.

Conference Call Information

Velodyne will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on November 5, 2020. Parties in the United States and Canada can access the call by dialing (800) 289-0462, using conference code 805709. The webcast will be accessible on Velodyne’s investor relations website at https://investors.velodynelidar.com/. A telephonic replay of the conference call will be available through November 12, 2020. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 7086125.

About Velodyne Lidar

Velodyne Lidar (NASDAQ: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne is the first public pure-play lidar company and is known worldwide for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities, and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, please visit https://velodynelidar.com/ and follow us on Twitter: @VelodyneLidar.

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$297,853	$60,004
Short-term investments	—	2,199
Accounts receivable, net	19,405	11,863
Inventories, net	16,422	14,987
Prepaid and other current assets	10,906	12,918
Total current assets	344,586	101,971
Property, plant and equipment, net	17,808	26,278
Goodwill	1,189	1,189
Intangible assets, net	723	982
Contract assets	5,626	—
Other assets	632	5,755
Total assets	$370,564	$136,175
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,447	$6,923
Accrued expense and other current liabilities	41,134	31,160
Contract liabilities	6,574	18,261
Total current liabilities	58,155	56,344
Long-term tax liabilities	605	1,360
Other long-term liabilities	26,302	2,225
Total liabilities	85,062	59,929
Commitments and contingencies
Stockholders’ equity (as adjusted for December 31, 2019):
Preferred stock	—	—
Common stock	17	14
Additional paid-in capital	489,920	240,464
Accumulated other comprehensive loss	(211)	(216)
Accumulated deficit	(204,224)	(164,016)
Total stockholders' equity	285,502	76,246
Total liabilities and stockholders' equity	$370,564	$136,175

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product	$26,099	$11,698	$53,948	$63,234
License and services	6,000	1,819	23,568	19,192
Total revenue	32,099	13,517	77,516	82,426
Cost of revenue:
Product	16,482	14,430	46,027	51,384
License and services	648	180	1,032	1,498
Total cost of revenue	17,130	14,610	47,059	52,882
Gross profit	14,969	(1,093)	30,457	29,544
Operating expenses:
Research and development	10,535	16,521	39,653	42,211
Sales and marketing	4,126	5,126	12,798	15,945
General and administrative	10,579	4,148	26,942	10,637
Gain on sale of assets held-for-sale	(7,529)	—	(7,529)	—
Restructuring	—	—	1,043	—
Total operating expenses	17,711	25,795	72,907	68,793
Operating loss	(2,742)	(26,888)	(42,450)	(39,249)
Interest income	2	191	119	946
Interest expense	(31)	(18)	(69)	(45)
Other income (expense), net	38	(42)	(105)	(15)
Loss before income taxes	(2,733)	(26,757)	(42,505)	(38,363)
Provision for (benefit from) income taxes	2,562	70	(4,098)	122
Net loss	$(5,295)	$(26,827)	$(38,407)	$(38,485)
Net loss per share:
Basic and diluted	$(0.04)	$(0.20)	$(0.28)	$(0.29)
Weighted-average shares used in computing net loss per share:
Basic and diluted	140,490,370	133,033,927	139,425,745	133,033,927

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(5,295)	$(26,827)	$(38,407)	$(38,485)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,091	2,109	6,342	5,804
Stock-based compensation	85	25	241	111
Write-off of deferred IPO costs	3,548	—	3,548	—
Gain on sale of assets held-for-sale	(7,529)	—	(7,529)	—
Provision for doubtful accounts	16	74	525	418
Other	4	(82)	74	(418)
Changes in operating assets and liabilities:
Accounts receivable, net	15,847	3,958	(8,067)	7,769
Inventories, net	1,134	(2,460)	3,329	(2,074)
Prepaid and other current assets	621	(4,732)	2,510	(5,164)
Contract assets	—	—	(8,439)	38
Other assets	94	249	358	703
Accounts payable	2,543	3,254	3,188	4,631
Accrued expenses and other liabilities	(1,357)	7,994	(9,812)	7,932
Contract liabilities	(8,885)	(1,335)	2,512	(1,275)
Net cash provided by (used in) operating activities	2,917	(17,773)	(49,627)	(20,010)
Cash flows from investing activities:
Purchase of property, plant and equipment	(474)	(1,634)	(2,197)	(4,805)
Proceeds from sale of assets held-for-sale	12,275	—	12,275	—
Proceeds from sales of short-term investments	—	7,403	—	8,903
Proceeds from maturities of short-term investments	—	17,100	2,200	48,250
Purchase of short-term investments	—	(5,387)	—	(28,823)
Considerations paid for acquisition	—	(2,473)	—	(2,473)
Net cash provided by investing activities	11,801	15,009	12,278	21,052
Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	—	—	19,919	—
Proceeds from Business Combination and PIPE offering, net of transaction costs	248,355	—	248,303	—
Repurchase of common stock	(1,801)	—	(1,801)	—
Cash paid for IPO costs	—	—	(1,144)	—
Proceeds from notes payable	—	—	10,000	—
Net cash provided by (used in) financing activities	246,554	—	275,277	—
Effect of exchange rate fluctuations on cash and cash equivalent	(49)	(8)	(79)	(67)
Net increase (decrease) in cash and cash equivalents	261,223	(2,772)	237,849	975
Beginning cash and cash equivalents	36,630	27,651	60,004	23,904
Ending cash and cash equivalents	$297,853	$24,879	$297,853	$24,879

VELODYNE LIDAR, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Gross profit (loss) on GAAP basis	$14,969	$(1,093)	$30,457	$29,544
Gross margin on GAAP basis	47%	(8)%	39%	36%
Stock-based compensation	2	—	2	—
Gross profit (loss) on non-GAAP basis	$14,971	$(1,093)	$30,459	$29,544
Gross margin on non-GAAP basis	47%	(8)%	39%	36%

Operation loss on GAAP basis	$(2,742)	$(26,888)	$(42,450)	$(39,249)
Stock-based compensation	85	25	241	111
Legal settlements	—	—	2,479	—
Gain on Sale of assets held-for-sale	(7,529)	—	(7,529)	—
Write-off of deferred IPO costs	3,548		3,548
Amortization of acquisition-related intangible assets	96	92	288	92
Restructuring charges	—	—	1,043	—
Operation loss on non-GAAP basis	$(6,542)	$(26,771)	$(42,380)	$(39,046)

Provision for (benefit from) income taxes on GAAP basis	$2,562	$70	$(4,098)	$122
Non-GAAP tax reconciling adjustments	—	—	6,679	—
Provision for income taxes on non-GAAP basis	$2,562	$70	$2,581	$122

Net loss on GAAP basis	$(5,295)	$(26,827)	$(38,407)	$(38,485)
Stock-based compensation	85	25	241	111
Legal settlements	—	—	2,479	—
Gain on Sale of assets held-for-sale	(7,529)	—	(7,529)	—
Write-off of deferred IPO costs	3,548		3,548
Amortization of acquisition-related intangible assets	96	92	288	92
Restructuring charges	—	—	1,043	—
Non-GAAP tax reconciling adjustments	—	—	(6,679)	—
Net loss on non-GAAP basis	$(9,095)	$(26,710)	$(45,016)	$(38,282)

Net loss per share on GAAP basis
Basic and diluted	$(0.04)	$(0.20)	$(0.28)	$(0.29)
Weighted-average shares on GAAP basis
Basic and diluted	140,490,370	133,033,927	139,425,745	133,033,927

Net loss per share on non-GAAP basis
Basic and diluted	$(0.06)	$(0.20)	$(0.32)	$(0.29)
Weighted-average shares on non-GAAP basis
Basic and diluted	140,490,370	133,033,927	139,425,745	133,033,927

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic both on Velodyne’s business and those of its customers and suppliers; Velodyne’s ability to execute its business plan; the timing of revenue from existing customers, including uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties related to Velodyne’s estimates of the size of the markets for its products and future revenue opportunities; the rate and degree of market acceptance of Velodyne’s products; the success of other competing lidar and sensor-related products and services that exist or may become available; Velodyne’s ability to identify and integrate acquisitions; rising costs adversely affecting Velodyne’s profitability; uncertainties related to Velodyne’s current litigation and potential litigation involving GRAF or Velodyne or the validity or enforceability of Velodyne’s intellectual property; Velodyne’s ability to partner with and rely on third party manufacturers; general economic and market conditions impacting demand for Velodyne’s products and services; and changes in applicable laws or regulations.
Given these factors, as well as other variables that may affect Velodyne’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Velodyne undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non‑GAAP measures of non-GAAP gross profit (loss), non-GAAP gross margin, Non‑GAAP operating loss, non-GAAP net loss, and non‑GAAP net loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, litigation settlements, gain from asset sales, one-time IPO-related costs, amortization of acquisition-related intangibles assets, and discrete tax items. We believe that non‑GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non‑GAAP information to supplement their GAAP results. The non‑GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly‑titled non‑GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release. The impact of these items in future periods is uncertain and, depends on various factors. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort.

Investor Contact:
Drew Hamer
Chief Financial Officer
InvestorRelations@velodyne.com

Media Contact:
Sean Dowdall

Sean@landispr.com